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As filed with the Securities and Exchange Commission on August 27, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	25-0484900 (I.R.S. Employer Identification No.)

1600 Broadway
Suite 2200
Denver, Colorado 80202
(Address of principal executive offices)

Forest Oil Corporation 2001 Stock Incentive Plan, as Amended
(Full title of the plan)

Newton W. Wilson III
Senior Vice President, General Counsel
and Secretary
Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202
(Name and address of agent for service)

303.812.1400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.10 per share	2,000,000 shares	$22.195	$44,390,000	$3,591.15
To be issued under the 2001 Stock Incentive Plan, as amended

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices per share of Common Stock on the New York Stock Exchange composite tape on August 25, 2003.

EXPLANATORY NOTE

        This Registration Statement is being filed to register the issuance of an additional 2,000,000 shares of common stock ("Common Stock") of Forest Oil Corporation (sometimes referred to as the "Company") pursuant to the Forest Oil Corporation 2001 Stock Incentive Plan (the "Plan") under the Securities Act of 1933, as amended. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-62408) filed by the Company with the Securities and Exchange Commission on June 6, 2001 registering the issuance of 1,800,000 shares of Common Stock under the Plan are incorporated herein by reference.

        Pursuant to instructions to Part I of Form S-8, the prospectus which is to be used for Forest Oil Corporation's issuance of the shares subject to the Plan is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Forest Oil Corporation 2001 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-62408).
4.2*	Amendment No. 1 to Forest Oil Corporation 2001 Stock Incentive Plan.
4.3	Form of Employee Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-62408).
4.4	Form of Non-Employee Director Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-62408).
5.1*	Opinion of Lizbeth J. Stenmark, Senior Counsel of Forest.
23.1*	Consent of KPMG LLP.
23.2	Consent of Lizbeth J. Stenmark (included as part of Exhibit 5.1).
24	Power of attorney (set forth on the signature pages contained in this Registration Statement).

*
Filed herewith.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 27, 2003.

FOREST OIL CORPORATION
By:	/s/ H. CRAIG CLARK H. Craig Clark President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Craig Clark, Newton W. Wilson III and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his or her true and lawful attorney-in-fact to sign on his or her behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ H. CRAIG CLARK H. Craig Clark	President and Chief Executive Officer, and a Director (Principal Executive Officer)	August 27, 2003
/s/ DAVID H. KEYTE David H. Keyte	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 27, 2003
/s/ JOAN C. SONNEN Joan C. Sonnen	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	August 27, 2003
/s/ ROBERT S. BOSWELL Robert S. Boswell	Chairman of the Board and Director	August 27, 2003
/s/ WILLIAM L. BRITTON William L. Britton	Director	August 27, 2003

3

/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	August 27, 2003
/s/ DOD A. FRASER Dod A. Fraser	Director	August 27, 2003
/s/ FORREST E. HOGLUND Forrest E. Hoglund	Director	August 27, 2003
/s/ JAMES H. LEE James H. Lee	Director	August 27, 2003
/s/ CRAIG D. SLATER Craig D. Slater	Director	August 27, 2003

4

EXHIBIT INDEX

Exhibit No.	Description
4.2	Amendment No. 1 to Forest Oil Corporation 2001 Stock Incentive Plan.
5.1	Opinion of Lizbeth J. Stenmark, Senior Counsel of Forest.
23.1	Consent of KPMG LLP.

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EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX